Exhibit 28(H)(2)

AMENDMENT

To

Transfer Agency and Service Agreements

Between

Gabelli Funds

and

DST Asset Manager Solutions, Inc.

This Amendment is made as of this 11th day of March, 2019, between each of the investment companies set forth below (individually the “Fund”), and DST Asset Manager Solutions, Inc. (the “Transfer Agent”). The Transfer Agent and each Fund are parties to a Transfer Agency and Service Agreement (each an “Agreement” and collectively the “Agreements”). In accordance with the terms of each Agreement, the parties desire to amend the Agreements as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.	Schedule A. Each Agreement is hereby amended to add a “Schedule A – Fund List.” The Schedule A’s shall be dated effective as of the date of this Amendment and each may be amended by the parties from time to time. The Fund list for each Schedule A shall vary by the Agreement to which it is being attached and as of the date hereof shall be as set forth on Exhibit 1 attached to this Amendment.

2.	All defined terms and definitions in the Agreements shall be the same in this Amendment (the “March 11, 2019 Amendment”) except as specifically revised by this Amendment.

3.	Except as specifically set forth in this March 11, 2019 Amendment, all other terms and conditions of the Agreements shall remain in full force and effect.

Signatures below

IN WITNESS WHEREOF, the parties hereto have caused this March 11, 2019 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

AS AN AUTHORIZED OFFICER ON BEHALF OF EACH OF THE BELOW ENTITIES	DST ASSET MANAGER SOLUTIONS, INC.

By:	By:

Name:	Name:

Title:	Title:

COMSTOCK FUNDS, INC.

THE GABELLI ASSET FUND

THE GABELLI DIVIDEND GROWTH FUND

GABELLI CAPITAL SERIES FUNDS, INC.

GAMCO GLOBAL SERIES FUNDS, INC.

GABELLI GOLD FUND, INC.

THE GAMCO GROWTH FUND

GAMCO INTERNATIONAL GROWTH FUND, INC.

GABELLI INVESTOR FUNDS, INC.

THE GAMCO MATHERS FUND

THE GABELLI MONEY MARKET FUNDS

THE GABELLI UTILITIES FUND

THE GABELLI VALUE 25 FUND, INC.

THE TETON WESTWOOD FUNDS

GABELLI EQUITY SERIES FUNDS, INC.

GABELLI ESG FUND, INC.

THE 787 FUND, INC.

GABELLI CONVERTIBLE & INCOME SECURITIES FUND, INC.

KEELEY FUNDS, INC.

Exhibit 1

Effective: March 11, 2019

Gabelli Agreements and Fund List for each Agreement’s Schedule A

1.	Transfer Agency and Service Agreement between Comstock Funds, Inc. and Street Bank and Trust Company dated January 1, 2000.

Schedule A - Fund List: Comstock Funds, Inc.

Comstock Capital Value Fund

Comstock Strategy Fund

2.	Transfer Agency and Service Agreement between The Gabelli Asset Fund and Street Bank and Trust Company dated December 7, 1989.

Schedule A - Fund List: The Gabelli Asset Fund

3.	Transfer Agency and Service Agreement between The Gabelli Dividend Growth Fund (formerly known as The Gabelli Blue Chip Value Fund) and Street Bank and Trust Company dated January 1, 2000.

Schedule A - Fund List: The Gabelli Dividend Growth Fund

4.	Transfer Agency and Service Agreement between Gabelli Capital Series Funds, Inc. and Street Bank and Trust Company dated May 1, 1995.

Schedule A - Fund List: Gabelli Capital Series Funds, Inc.

Gabelli Capital Asset Fund

5.	Transfer Agency and Service Agreement between GAMCO Global Series Funds, Inc. and Street Bank and Trust Company dated September 23, 1993.

Schedule A - Fund List: GAMCO Global Series Funds, Inc.

Gabelli GL Content & Connect Fund

Gabelli Global Mini Mites Fund

Gabelli Global Ris Inc And Dividend Fund

Gabelli International Small Cap Fund (formerly Global Opportunities Fund)

The GAMCO Global Growth Fund

The GAMCO Global Opportunity Fund

The GAMCO Global Telecommunications Fund

6.	Transfer Agency and Service Agreement between Gabelli Gold Fund, Inc. and Street Bank and Trust Company dated July 11, 1994.

Schedule A - Fund List: Gabelli Gold Fund, Inc.

7.	Transfer Agency and Service Agreement between The GAMCO Growth Fund and Street Bank and Trust Company dated December 7, 1989.

Schedule A - Fund List: The GAMCO Growth Fund

Exhibit 1

Effective: March 11, 2019

Gabelli Agreements and Fund List for each Agreement’s Schedule A

8.	Transfer Agency and Service Agreement between GAMCO International Growth Fund, Inc. and Street Bank and Trust Company dated July 28, 1994.

Schedule A - Fund List: GAMCO International Growth Fund, Inc.

9.	Transfer Agency and Service Agreement between Gabelli Investor Funds, Inc. and Street Bank and Trust Company dated May 14, 1993.

Schedule A - Fund List: Gabelli Investor Funds, Inc.

The Gabelli ABC Fund

10.	Transfer Agency and Service Agreement between The GAMCO Mathers Fund and Street Bank and Trust Company dated January 1, 2000.

Schedule A - Fund List: The GAMCO Mathers Fund

11.	Transfer Agency and Service Agreement between The Gabelli Money Market Funds and Street Bank and Trust Company dated August 18, 1992.

Schedule A - Fund List: The Gabelli Money Market Funds

The Gabelli U.S. Treasury Money Market Fund

12.	Transfer Agency and Service Agreement between The Gabelli Utilities Fund and Street Bank and Trust Company dated January 1, 2000.

Schedule A - Fund List: The Gabelli Utilities Fund

13.	Transfer Agency and Service Agreement between The Gabelli Value 25 Fund, Inc. (formerly known as The Gabelli Value Fund, Inc.) and Street Bank and Trust Company dated November 17, 1993.

Schedule A - Fund List: The Gabelli Value 25 Fund, Inc.

14.	Transfer Agency and Service Agreement between The TETON Westwood Funds (formerly known as The GAMCO Westwood Funds) and Street Bank and Trust Company dated October 12, 1994.

Schedule A - Fund List: The TETON Westwood Funds

Innovations Trust

TETON Convertible Securities Fund

TETON Westwood Balanced Fund

TETON Westwood Equity Fund

TETON Westwood Intermediate Bond Fund

Exhibit 1

Effective: March 11, 2019

Gabelli Agreements and Fund List for each Agreement’s Schedule A

Schedule A – Fund List: The TETON Westwood Funds CONTINUED

TETON Westwood Mid Cap Equity Fund

TETON Westwood Mighty Mites (SM) Fund

TETON Westwood SmallCap Equity Fund

15.	Transfer Agency and Service Agreement between Gabelli Equity Series Funds, Inc. and Street Bank and Trust Company dated September 18, 1991.

Schedule A - Fund List: Gabelli Equity Series Funds, Inc.

Gabelli Focus Five Fund

Gabelli Global Financial Services Fund

The Gabelli Equity Income Fund

The Gabelli Small Cap Growth Fund

16.	Transfer Agency and Service Agreement between Each of the Entities, Individually and not Jointly, as Listed on Schedule A and Street Bank and Trust Company dated May 1, 2007.

Schedule A - Fund List: Gabelli ESG Fund (formerly: Gabelli SRI Fund, Inc.)

17.	Transfer Agency and Service Agreement between The 787 Fund, Inc. and Street Bank and Trust Company dated August 16, 2007.

Schedule A - Fund List: The 787 Fund, Inc.

Gabelli Enterprise Mergers and Acquisitions Fund

18.	Transfer Agency and Service Agreement between Gabelli Convertible & Income Securities Fund, Inc. (formerly known as Gabelli Convertible Securities Fund, Inc.) and Street Bank and Trust Company dated March 31, 1995.

Schedule A - Fund List: Gabelli Convertible & Income Securities Fund, Inc.

19.	Transfer Agency and Service Agreement between Keeley Funds, Inc. and State Street Bank Trust Company dated October 5, 2018

Schedule A – Fund List: Keeley Funds, Inc.

Keeley Mid Cap Dividend Value Fund

Keeley Small Cap Dividend Value Fund

Keeley Small Cap Value Fund

Keeley Small-Mid Cap Value Fund